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                                                                    EXHIBIT 10.5


             1.  INTELLECTUAL PROPERTY AND PRODUCT RIGHTS AGREEMENT

This agreement for the assignment of intellectual property rights and rights to manufacture, market and sell products in the Turbopac product line (the "Agreement") is entered into on this ____ day of December 1999 by and between Honeywell International Inc. (formerly AlliedSignal Inc.), a Delaware corporation acting through its Turbocharging Systems business unit having an address of 23326 Hawthorne boulevard, Suite 200, Torrance California 90505 ("Honeywell") and Turbodyne Technologies, Inc., a Delaware corporation having an address of 6155 Carpinteria Avenue, Carpinteria, California 93103 and Turbodyne Systems, Inc. a Nevada corporation its wholly owned subsidiary (collectively "Turbodyne"). Honeywell and Turbodyne shall be referred to in the Agreement jointly as the "Parties" and individually , as appropriate, as the "Party".

                                    RECITALS

A. Honeywell and Turbodyne are parties to a Joint Development Agreement and a License Agreement both dated January 28, 1999 (collectively referred to herein as the "Joint Development Agreement") regarding the development of electrically assisted turbochargers for engine applications.

B. Honeywell desires to obtain the right to manufacture, market and sell products previously reserved by Turbodyne in the Joint Development Agreement and defined as the Turbopac products shown in Exhibit B thereto and redefined as Attachment 1 to this Agreement and Turbodyne is willing to release its reservation in the Turbopac products and grant to Honeywell the rights to that product line (subsequently referred to herein as "Turbopac").

C. Turbodyne had granted to Honeywell an exclusive license to certain Turbodyne patents and patent applications for manufacture, marketing and sale of electrically assisted turbochargers and Honeywell had granted back a sublicense to Turbodyne for production of Components for such turbochargers.

D. Honeywell desires to obtain and Turbodyne is willing to make an assignment of all right, title and interest in and to the patents and patent applications identified in Attachment 2 (subsequently referred to herein as the "Patent Portfolio").

E. Turbodyne is subject to an adverse arbitration award of approximately $6.8 million in favor of Grand Tech, Inc. (the "Award") secured by a Stipulation Regarding Enforcement of Arbitration Awards, Security Agreement, Injunction and Contingent Partial Satisfaction of Awards And Order Approving Stipulation dated April 20, 1999.

F. Grand Tech, Inc. is presently involved in an internal dispute as to control of the corporation. Payment of the judgment made on the arbitration award must, therefore, be made by way of interpleader action in the California Superior Court.

All schedules and exhibits have been omitted. Any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission on request.

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NOW, THEREFORE, in consideration of the covenants and promises made herein, the specific consideration recited and other good and valuable consideration, the sufficiency of which is acknowledged, the Parties agree as follows:

1. PURCHASE AND SALE OF PRODUCT LINE. Subject to and upon the terms and conditions set forth in this Agreement, Turbodyne hereby sells, transfers, conveys, assigns and delivers to Allied Signal and Honeywell purchases all rights to manufacture, market and sell Turbopac including all tangible and intangible rights of every nature and kind in Turbopac including, without limitation, designs, specifications, drawings, schematics, data, test results, and information (generally referred to hereinafter as "Data") and all trademarks associated with Turbopac. Turbodyne shall retain the rights to produce and sell Components for Turbopac as defined in the Joint Development Agreement and License Agreement amended pursuant to sections 7 and 8 infra and shall have access and rights to use the Data for such purpose.

2. ASSIGNMENT. Turbodyne will and does hereby assign all right, title and interest in and to the Patent Portfolio by means of an assignment in the form attached hereto as Attachment 3. The assignment of the Patent Portfolio will be free of all liens or other encumbrances other than the License Agreement dated January 28, 1999 between the Parties as amended pursuant to this Agreement. Turbodyne will and does hereby assign all right title and interest in and to the trademarks associated with Turbopac by means of an assignment in the form attached hereto as Attachment 4.


3. PAYMENT. In consideration of the sale, transfer, conveyance, assignments and delivery defined in sections 1 and 2, and in reliance on the representations made in section 6 infra, Honeywell will, in payment therefor, pay to Turbodyne, in the manner defined in section 4 infra, Six Million Eight Hundred Thousand Dollars ($6,800,000) (the "Payment") with a continuing royalty for the life of the patents in the Patent Portfolio of three and seven tenths percent (3.7%) as defined in the License Agreement as amended.

4. SETTLEMENT AND RELEASE. Turbodyne shall obtain a settlement of the Arbitration matter with Grand Tech, Inc. presently under the jurisdiction of the Superior Court of California, County of Los Angeles, Case NO. BS056312 (the "Grand Matter") and shall, within thirty (30) days, obtain a release of all liens pending pursuant to the Stipulation Regarding Enforcement of Arbitration Awards, Security Agreement, Injunction and Contingent Partial Satisfaction of Awards And Order Approving Stipulation dated April 20, 1999, which may, in any manner, encumber the Patent Portfolio. The satisfaction and release shall be reflected in a court order, satisfactory in form to Honeywell.

5. TRANSACTION MECHANICS. Upon execution of this Agreement, within 5 business days Honeywell shall deposit such portion of the Payment as shall be determined

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        by the Parties to be required to satisfy the Grand Tech Award with the
        Clerk of the California Superior Court under an interpleader action to be filed by Turbodyne. Honeywell shall file a declaration at the request of Turbodyne setting out the facts regarding the present Agreement to provide for disbursement to Grand Tech Inc., the court, or such holder as the court may designate of such amount of the Payment as is required to satisfy the Award upon the date of filing (the "Effective Date") of an order of the court reflecting a settlement and release of the Grand Matter defined in section 4 supra, the order to be delivered to Honeywell. Turbodyne is authorized to disclose to Grand Tech, Inc. and the court in the Grand Matter the availability of the funds submitted to the court for such purpose. Any amount of the Payment in excess of that required to satisfy the Award shall be simultaneously disbursed to Turbodyne. Any amount of the Award exceeding the Payment shall be paid by Turbodyne.


6. REPRESENTATIONS. Each of Honeywell and Turbodyne represent to the other as follows:

               a. Each is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation, with all requisite corporate power, authority, and legal right to own its property and conduct its business as now conducted and as contemplated under this Agreement.

               b. Each is duly qualified to do business in each jurisdiction in which the nature of its properties or its business requires such qualification and in which the failure to so qualify would materially adversely affect its business or financial condition.

               c. The execution, delivery, and performance by each of this Agreement and the performance by each of its obligations hereunder (i) are within their respective power and authority; (ii) have been duly authorized by all necessary action on the part of their respective governing bodies or authorized officers as evidenced by the resolution of the Board of Directors of Turbodyne attached as Attachment 5 and the delegation of authority of the Chairman and Chief Executive Officer of Honeywell attached as Attachment 6;
(iii) will not contravene any provision of law or regulation, or any writ or decree of any court or governmental instrumentality or their respective States of incorporation or other agreement of either, or any other agreement, instrument, or undertaking binding upon either or any of their respective assets; and (iv) will not contravene any agreements with any of lenders or investors of either.

               d. This Agreement has been duly executed and delivered by each Party and constitutes the valid, legal, and binding obligation of each Party, enforceable in accordance with its terms.

               e. Except as defined herein, no approval or consent of, or filing with, any governmental or court authority is required to be obtained or effected by either Party

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in connection with its execution, delivery, and performance of this Agreement or, alternatively, each Party has obtained or shall obtain in respect of this Agreement and the transactions contemplated hereby, on or prior to the date hereof, all permissions, rights, licenses, and permits, if any, to carry out the transactions contemplated thereby.

               f. Neither Party has received notice of any violation of any applicable law, regulation, order, or requirement which would have a materially adverse effect on its business or on the transactions contemplated by this Agreement, and which has not been complied with or corrected in all material respects.

               g. Other than the Grand Matter and a pending inquiry by the SEC, there is no pending or, to the knowledge of the executing officer, threatened action, suit or proceeding or investigation before any court, board of arbitration or arbitrator, governmental body, agency, instrumentality, or official against or affecting either Party, the outcome of which, if adversely determined, would have a material adverse effect on its business or assets or could adversely impair the ability of either Party to fully perform its obligations under this Agreement. Honeywell is aware that one class action lawsuit and one civil suit have recently been commenced against Turbodyne.

               h. Except as disclosed herein, neither Party is a party to any agreement or instrument or subject to any restriction having a materially adverse effect on its business, operations, intellectual property, real or personal property, assets, or condition, financial or other, or its ability to perform its obligations under this Agreement or any agreement or instrument thereunder and is not in default in the performance, observance, or fulfillment of the material obligations, covenants, or agreements contained in any agreement or instrument or by which any of its property or assets is bound.

               i. Neither party is in default under any applicable order, writ, injunction, or decree of any court, governmental department, board, or agency, or instrumentality of any arbitrator.

               j Turbodyne represents and warrants that, as of the Effective Date, full and final settlement in the Grand Matter has been obtained and an order from the court directing a release of all liens by Grand Tech, Inc has been entered.

7. JOINT DEVELOPMENT AGREEMENT AMENDMENT. The Parties shall amend the Joint Development Agreement as defined in the amendment attached hereto as Attachment 7.

8. LICENSE AGREEMENT AMENDMENT. The Parties shall amend the License Agreement as defined in the amendment attached hereto as Attachment 8.

9. INDEMNIFICATION. Turbodyne hereby indemnifies and agrees to defend and hold Honeywell, its directors, officers and agents, harmless from, against and in respect of any and and all losses, liabilities, or damages suffered or incurred by Honeywell by reason of (a) any untrue representation, breach of warranty, or


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        nonfulfillment of any term or covenant of this Agreement or in any certificate, document, or instrument delivered to Honeywell pursuant hereto or in connection herewith, or (b) which would not have been suffered or incurred if such representation were true and not breached or if such term or covenant were fully performed, including without limitation, any action by or on behalf of Grand Tech, Inc. or other third party asserting any rights in or to the assets and rights transferred under this Agreement.

        Allied Signal hereby indemnifies and agrees to defend and hold Turbodyne, its directors, officers and agents, harmless from, against and in respect of any and all lossess, liabilities, or damages suffered or incurred by Turbodyne by reason of (a) any untrue representation, breach of warranty, or nonfulfillment of any term or covenant of this Agreement or any certificate, document or instrument delivered to Turbodyne pursuant hereto or in connection herewith, or (b) which would not have been suffered or incurred if such representation were true and not breached or if such term or covenant were fully performed.

10. CONFIDENTIALITY. Turbodyne shall maintain in confidence any information concerning Turbopac ("Turbopac Confidential Information") which cannot be shown by demonstrative evidence to have been publicly disclosed prior to the execution of this Agreement. Turbodyne shall not disclose any Turbopac Confidential Information to any third party without the prior written consent of Honeywell.

11. PUBLICATIONS. Any statement, publication, press release or announcement by Turbodyne regarding this Agreement or Turbopac shall be approved by Honeywell prior to any publication or disclosure to a third party.

12.     MISCELLANEOUS.

               (a) This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof and may not be modified, amended, or terminated except by a written agreement specifically referring to this Agreement signed by all of the Parties hereto.

               (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the Party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

               (c) This Agreement shall be binding upon and inure to the benefit of each Party hereto, its successors and assigns..

               (d) The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

               (e) Each Party hereto shall cooperate, shall take such further action,

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and shall execute and deliver such further documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement.

               (f) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

               (g) This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the state of California applicable to contracts made and to be performed therein.

               (h) This Intellectual Property and Product Rights Agreement may be rescinded by Honeywell unilaterally at its sole option, if the deposit of court order and disbursement of the Payment is not made within forty-five (45) days of the Effective Date pursuant to section 4 supra.

               (i) Any controversy or claim arising out of or relating to this agreement or the breach or validity thereof shall be settled by arbitration in Los Angeles California in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator[s] may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the California Superior courts for this purpose.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Honeywell International Inc.             Turbodyne Systems Inc.
Turbocharging Systems


By:                                      By:
Name:                                    Name:
Title:                                   Title:

                                         Turbodyne Technologies Inc.


                                         By:
                                         Name:
                                         Title:


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